EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the use in this Amendment No. 1 of Registration Statement No. 333-126143 on Form SB-2 of Astrata Group Incorporated of our report dated June 6, 2005 (except Note 16, as to which the date is August 3, 2005) appearing in the Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus.

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP

August  11,  2005
Newport Beach, California